UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2025

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive

Beaumont, Texas 77705

(Address of principal executive offices) (Zip Code)

(866) 861-0788

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The Nasdaq Capital Market
Warrants to purchase common stock	MSAIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and President Appointment

On May 29, 2025, the Board of Directors (the “Board”) of MultiSensor AI Holdings, Inc. (the “Company”) appointed Asim Akram as the Company’s Chief Executive Officer and President, effective June 23, 2025 (the “CEO Effective Date”). In connection with the appointment of Mr. Akram, on May 29, 2025, Stuart V. Flavin III, the Company’s Interim Chief Executive Officer and Interim President, agreed to transition out of these positions on the CEO Effective Date but will remain a member of the Board.

Mr. Akram, age 52, has over twenty years of leadership experience. Mr. Akram served as co-president at Orbcomm, an IoT technology company enabling its customers to manage assets worldwide, since May 2024, where he led the transportation business and implemented Orbcomm’s growth strategy, developed data monetization solutions, and successfully expanded into new markets globally. From March 2017 until June 2024, Mr. Akram served as VP General Manager at Honeywell International Inc., where he successfully led global businesses with a focus on revenue growth and margin expansion, operational discipline, and product innovation. He also played a key role in leading M&A integration efforts in Honeywell’s fire and safety business. Earlier in his career, Mr. Akram founded and scaled Orion, a SaaS platform company, where he successfully built a recurring-revenue model and led expansion across North America. Mr. Akram holds a Masters in Business Administration from M.I.T. Sloan School of Management, a Masters in Information Management from Stevens Institute of Technology and a Bachelors in Engineering from Northeastern University.

There are no family relationships between Mr. Akram and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Mr. Akram that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company expects Mr. Akram to enter into the Company’s standard indemnification agreement for officers.

Akram Employment Agreement

In connection with Mr. Akram’s appointment as the Company’s Chief Executive Officer, the Company entered into an employment agreement with Mr. Akram (the “Akram Employment Agreement”), effective June 23, 2025. Pursuant to the Akram Employment Agreement, Mr. Akram is (i) entitled to receive an annual base salary of $300,000 (the “Akram Base Salary”), (ii) eligible to receive a target annual bonus of 100% of the Akram Base Salary (the “Akram Target Bonus”), with payouts ranging from 0% to 200% of the Akram Target Bonus depending on the achievement of performance targets as set and determined by the compensation committee of the Board, (iii) subject to the Company’s stockholders approving an increase in the share reserve under the 2023 Incentive Award Plan (the “Award Plan”), entitled to receive a restricted stock unit (“RSU”) award in the amount of 348,000 RSUs (the “RSU Award”) and a performance stock unit (“PSU”) award in the amount of 1,395,200 PSUs (the “PSU Award”), each pursuant to the Award Plan. The RSU Award and PSU Award would be granted in equal installments in June 2025 and January 2027.

Mr. Akram is entitled to paid vacation and eligible to participate in and receive the standard benefits provided to all Company employees including, but not limited to, coverage under the Company’s health insurance plan. Mr. Akram will be reimbursed for all reasonable expenses incurred in the performance of his duties.

The Akram Employment Agreement provides for an initial one-year term, which will automatically renew for successive one-year terms unless terminated by Mr. Akram or the Company in writing at least 60 days prior to the end of the then-current employment period. In the event Mr. Akram is terminated without “cause” (as defined in the Akram Employment Agreement) or resigns with “good reason” (as defined in the Akram Employment Agreement), the Company will pay all compensation and benefits earned through the 90-day notice period required under the Akram Employment Agreement. Pursuant to the terms of the Akram Employment Agreement, Mr. Akram is employed on an “at-will” basis, and his employment may be terminated by Mr. Akram or the Company at any time.

The Akram Employment Agreement also includes provisions for intellectual property assignment, non-competition, non-solicitation, confidentiality and non-disparagement.

The foregoing description of the Akram Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Chief Commercial Officer Departure

Peter Baird tendered his resignation on May 30, 2025, effective immediately. Mr. Baird transitioned out of the position of Chief Commercial Officer but is expected to continue to serve as an employee of the Company through a 90-day notice period pursuant to Mr. Baird’s employment agreement, after which Mr. Baird will cease employment with the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Employment Agreement, by and between MultiSensor AI Holdings, Inc. and Asim Akram, dated May 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTISENSOR AI HOLDINGS, INC.

Date: June 2, 2025	/s/ Stuart V. Flavin III
Stuart V. Flavin III
Interim Chief Executive Officer and Interim President